Exhibit 3.1

CERTIFICATE OF FORMATION

OF

PIONEER ENERGY SERVICES LLC

This Certificate of Formation of Pioneer Energy Services LLC, dated as of October 1, 2021, is being duly executed and filed by Donna McClurkin-Fletcher, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del C. § 18-101, et seq.).

FIRST: The name of the limited liability company formed hereby is Pioneer Energy Services LLC (the “Company”).

SECOND: The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801.

THIRD: The name and address of the registered agent of the Company for service of process in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

/s/ Donna McClurkin-Fletcher
Name:	Donna McClurkin-Fletcher
Title:	Authorized Person